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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Kimco Realty Corporation on Form S-3 (File No. 333-4833) of our report dated February 28, 1997, on our audits of the consolidated financial statements and financial statement schedules of Kimco Realty Corporation as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report of Form 10-K.

                                                     Coopers & Lybrand, L.L.P.

New York, New York
March 17, 1997